As filed with the Securities and Exchange Commission on March 21, 2007

Registration No. 333-139215

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON
FORM S-8
TO
FORM S-4
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CITY NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6021	95-2568550
(State or Other Jurisdiction of	(Primary Standard Industrial Classification Code	(I.R.S. Employer Identification Number)
Incorporation or Organization)	Number)

City National Center
400 North Roxbury Drive
Beverly Hills, California 90210
(310) 888-6000
(Address of Registrant’s Principal Executive Offices)

Business Bank Corporation 2001 Employee Stock Option Plan and
Business Bank Corporation 2005 Incentive Plan (the “Plans”)
(Full Title of the Plans)

Michael B. Cahill, Executive Vice President, General Counsel and Secretary
City National Corporation
400 North Roxbury Drive
Beverly Hills, California 90210
(310) 888-6000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Edward D. Herlihy, Esq.
Nicholas G. Demmo, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
registered	Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee

Common Stock, par value	179,768(1)	(2)	(2)	(2)
$1.00 per share

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), includes such additional number of shares as may be issued pursuant to the anti-dilution provisions of the Plans.

(3)	This Post-Effective Amendment No. 2 covers securities that were originally registered on the Registrant’s registration statement on Form S-4 (File No. 333-139215), as amended. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4 registration statement.

PART I

INTRODUCTION

This Post-Effective Amendment No. 2 on Form S-8 to the Form S-4 registration statement is filed by the Registrant, and relates to a total of 179,768 shares of common stock of the Registrant, all of which were originally registered by the Registrant on the Form S-4 registration statement filed on December 8, 2006, as amended.

In connection with the merger on February 28, 2007 of Business Bank Corporation (“Business Bank”) with and into the Registrant pursuant to the Agreement and Plan of Merger, dated as of October 31, 2006, between Business Bank and the Registrant (the “Merger”), shares of the common stock of Business Bank issuable upon the exercise or settlement of options and restricted shares granted under the Business Bank 2001 Employee Stock Option Plan and the Business Bank 2005 Incentive Plan and held by employees of Business Bank as of the completion of the Merger have been converted into corresponding awards covering shares of common stock of the Registrant.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

     (i)      The Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2006, filed with the Commission on March 1, 2007;

     (ii)      The Registrant’s Current Report on Form 8-K filed with the Commission on March 1, 2007;

     (iii)      The descriptions of the Registrant’s common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes the Registrant to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s Bylaws provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

     In addition, the Registrant’s Certificate of Incorporation provides that the Registrant will eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law, and the Registrant has entered into indemnification agreements with certain of its directors and officers providing for additional indemnification.

     The Registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

For the undertaking with respect to indemnification, see Item 9 below.

Item 7. Exemption From Registration Claimed.

Not applicable

Item 8. Exhibits.

     The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-
effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the
Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to
Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section
13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to the Registrant’s registration statement filed on Form S-4, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on March 19, 2007.

CITY NATIONAL CORPORATION

By: /s/ Michael B. Cahill
Name: Michael B. Cahill
Title: Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment on Form S-8 to the Registrant’s registration statement filed on Form S-4, as amended, has been signed below by the following persons in the capacities indicated on the 19th day of March, 2007.

Signature	Title

*

Bram Goldsmith	Chairman of the Board of Directors

*

Russell D. Goldsmith	Chief Executive Officer, President and Director
(Principal Executive Officer)

*

Christopher J. Carey	Executive Vice President and Chief Financial
Officer
(Principal Financial Officer)

*

Nancy Gilson	Controller (Principal Accounting Officer)

*

Richard L. Bloch	Director

*

Kenneth L. Coleman	Director

*

Linda Griego	Director

Signature	Title

*

Michael L. Meyer	Director

*

Ronald L. Olson	Director

*

Peter M. Thomas	Director

*

Christopher J. Warmuth	Director

*

Kenneth Ziffren	Director

*By: /s/ Michael B. Cahill
Michael B. Cahill, attorney-in-fact

EXHIBIT INDEX

Exhibit	Description	Method of Filing
No.

4.1	Business Bank Corporation 2001 Employee Stock	Filed herewith
Option Plan

4.2	Business Bank Corporation 2005 Incentive Plan	Filed herewith

5.1	Opinion of Wachtell, Lipton, Rosen & Katz	Incorporated by reference to Exhibit
	regarding the validity of the shares of the	5(a) to Amendment No. 1 to the
	Registrant’s common stock registered hereunder	Registrant’s Registration Statement
filed on Form S-4 on January 4, 2007,
to which this Post-Effective
Amendment No. 1 relates

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Wachtell, Lipton, Rosen & Katz	Included in Exhibit 5.1 hereto

24.1	Powers of Attorney	Incorporated by reference to the
signature page of the Registrant’s
Registration Statement on Form S-4
filed December 8, 2006, to which this
Post-Effective Amendment No. 1
relates